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                                                                    Exhibit (i)

K&L | GATES                     Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                1601 K Street NW
                                Washington, DC 20006-1600

                                T 202.778.9000 www.klgates.com

                               January 10, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

   Re: Monarch Funds
          Daily Assets Treasury Fund,
          Daily Assets Cash Fund,
          Daily Assets Government Fund and
          Daily Assets Government Obligations Fund
   File Nos. 33-49570; 811-6742
   Post-Effective Amendment No. 46

Ladies and Gentlemen:

   We have acted as counsel to Monarch Funds ("Fund") in connection with the preparation of Post-Effective Amendment No. 46 to the Fund's Registration Statement on Form N-1A (the "Amendment"), and we have reviewed a copy of the Amendment being filed with the Securities and Exchange Commission.

   Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                              Very truly yours,

                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

                              Kirkpatrick & Lockhart Preston Gates Ellis LLP